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                                                                Exhibit 3.1.6

                            SKY ALLAND RESEARCH, INC.

                             ARTICLES SUPPLEMENTARY

                  Sky Alland Research, Inc., a Maryland corporation having its principal office in Laurel, Maryland (hereinafter called the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:

                  FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article SEVENTH of the Articles of Incorporation of the Corporation (the "Charter"), the Board of Directors has duly divided and classified 855,400 shares of the capital stock of the Corporation into a series designated Convertible Preferred Stock, Series D with a par value of $0.01 per share (the "Preferred Stock") and has authorized the issuance of such series.

                  SECOND: A description of the Preferred Stock, including the preferences and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and other terms and conditions is as follows:

                       1. DIVIDEND PROVISIONS. The holders of shares of the Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, on a PARI PASSU basis with the holders of shares of Common Stock of the Corporation.

                       2. LIQUIDATION PREFERENCE. The holders of the Preferred Stock shall not be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of any other shares of capital stock of the Corporation, any amounts as a preference upon liquidation. However, the holders of the Preferred Stock shall be entitled, on a PARI PASSU basis with the holders of the shares of Common Stock of the Corporation, to share in all amounts distributable to the holders of Common Stock of the Corporation upon the liquidation of the Corporation after the payment of any liquidation preference of any class or series of stock of the Corporation that is entitled to a preferential payment upon liquidation.

                       3. CONVERSION. The holders of the Preferred Stock shall have conversion rights as follows:


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                       (a) CONVERSION AT THE OPTION OF THE HOLDERS. Each share
of Preferred Stock shall be convertible at any time, at the option of the holder thereof, at the office of the Corporation or any transfer agent for the Preferred Stock, into one fully paid and nonassessable share of Common Stock of the Corporation.

                       (b) MECHANICS OF CONVERSION. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock, and shall give written notice by mail, postage prepaid, to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

                       (c) RECAPITALIZATIONS. If at any time or from time to time there shall be a recapitalization of the Common Stock, provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise to which a holder of Common Stock would have been entitled on such recapitalization.

                       (d) STOCK SPLITS AND REVERSE SPLITS. In case at any time the Corporation shall subdivide its outstanding shares of Common Stock into a greater number shares, the number of shares of Common Stock issuable upon conversion of the Preferred Stock prior to such split shall be proportionately increased, and conversely, in case at any time the Corporation shall combine its outstanding shares of Common Stock into a smaller number of shares, the number of shares of Common Stock issuable upon conversion of the Preferred Stock prior to such combination shall be proportionately reduced.


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                       (e) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The
Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Preferred Stock into such equal number of shares of Common Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

                       4. VOTING RIGHTS. Except as otherwise may be provided by law, on each matter on which holders of Common Stock are entitled to vote, the holders of the Preferred Stock shall be entitled to cast in the aggregate that number of votes which, when added to the number of votes that may be cast on such matter by all other classes and series of capital stock held by all holders of the Preferred Stock, shall not exceed 49% of all votes that may be cast on such matter by the holders of all classes and series of capital stock of the Corporation (the "Preferred Vote"), and each holder of shares of Preferred Stock shall be thus entitled to cast that number of votes equal to the number of shares of Preferred Stock held by that stockholder multiplied by the quotient obtained by dividing the Preferred Vote by the total number of shares of Preferred Stock outstanding on the record date for determining the holders of all shares eligible to vote on such matter.

                       5. RIGHTS OF REDEMPTION. Neither the Corporation nor the holders of the Preferred Stock shall have any right of redemption with respect to the Preferred Stock.

                       6. STATUS OF CONVERTED STOCK. In the event any shares of Preferred Stock shall be converted pursuant thereto, the shares so converted shall be cancelled and shall not be reissued by the Corporation.

                  IN WITNESS WHEREOF, Sky Alland Research, Inc. has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on the 3rd day of December, 1990.


ATTEST:                                              SKY ALLAND RESEARCH, INC.

/s/ Suzanne T. Brennan                               By:/s/ J. Schuyler Alland
----------------------                                  ----------------------
Suzanne T. Brennan                                       J. Schuyler Alland
Secretary                                                President

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     THE UNDERSIGNED, President of Sky Alland Research, Inc., who executed on behalf of the Corporation Articles Supplementary of which this Certificate is made a part, acknowledges in the name and on behalf of the Corporation that the foregoing Articles Supplementary are the corporate act of the Corporation and certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under penalties of perjury.


                                                   /s/ J. Schuyler Alland
                                                   ----------------------------
                                                   J. Schuyler Alland


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